Exhibit 1.02

ELECTRONIC INDUSTRY CITIZENSHIP COALITION

GeSI GLOBAL e-SUSTAINABILITY INITIATIVE

Conflict Minerals Reporting Template

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The purpose of this document is to collect sourcing information on tin, tantalum, tungsten and gold used in products   Link to Terms & Conditions

Mandatory fields are noted with an asterisk (*). The information collected in this template should be updated annually. Any changes within the annual cycle should be provided to your customers

Company Information

Company Name (*):	Wells Gardner
Declaration Scope (*):	A. Company Level
Description of Scope:	
Company Unique Identifier:	11137
Address:	9500 West 55th Street, 60525 McCook, IL, UNITED STATES
Authorized Company Representative Name (*):	James Brace
Representative Title:	VP/CFO
Representative Email (*):	jbrace@wellsgardner.com
Representative Phone:	708-290-2100
Date of Completion (*):	02-Jun-2014

Answer the following questions 1 - 6 based on the declaration scope indicated above

1) Are any of the following metals necessary to the functionality or production of your company's products that it manufactures or contracts to manufacture? If no for all metals, you are done with this survey. (*)

	Answer	Comments
Tantalum (Ta) (*)	Yes	
Tin (Sn) (*)	Yes	
Gold (Au) (*)	Yes	
Tungsten (W) (*)	Yes	

2) Do the following metals (necessary to the functionality or production of your company's products) originate from the DRC or an adjoining country? (*)

	Answer	Comments
Tantalum (Ta) (*)	Uncertain or Unknown	
Tin (Sn) (*)	Uncertain or Unknown	
Gold (Au) (*)	Uncertain or Unknown	
Tungsten (W) (*)	Uncertain or Unknown	

3) Do the following metals (necessary to the functionality or production of your products) come from a recycler or scrap supplier? (*)

	Answer	Comments
Tantalum (Ta) (*)	No	
Tin (Sn) (*)	No	
Gold (Au) (*)	No	
Tungsten (W) (*)	No	

4) Have you received completed Conflict Minerals Reporting Templates from all of your suppliers? (*)

Click here to enter smelter names

	Answer	Comments
Tantalum (Ta) (*)	No but > 75%	
Tin (Sn) (*)	No but > 75%	
Gold (Au) (*)	No but > 75%	
Tungsten (W) (*)	No but > 75%	

5) For each of the following metals, have you identified all of the smelters your company and its suppliers use to supply the products included within the declaration scope indicated above? (*)

	Answer	Comments
Tantalum (Ta) (*)	No	
Tin (Sn) (*)	No	
Gold (Au) (*)	No	
Tungsten (W) (*)	No	

6) Have all of the smelters used by your company and its suppliers been validated as compliant in accordance with the Conflict-Free Smelter (CFS) Program and listed on the Compliant Smelter List for the following metals? (*)

Link to "CFS Compliant Smelter List"

	Answer	Comments
Tantalum (Ta) (*)	No	
Tin (Sn) (*)	No	
Gold (Au) (*)	No	
Tungsten (W) (*)	No	

Answer the Following Questions at a Company Level

Question	Answer	Comments and Attachments
A. Do you have a policy in place that includes DRC conflict-free sourcing? (*)	Yes	
B. Is this policy publicly available on your website? (*)	Yes	
C. Do you require your direct suppliers to be DRC conflict-free? (*)	Yes	
D. Do you require your direct suppliers to source from smelters validated as compliant to a CFS protocol using the CFS Compliant Smelter List? (*)	Yes	
E. Have you implemented due diligence measures for conflict-free sourcing? (*)	Yes	
F. Do you request your suppliers to fill out this Conflict Minerals Reporting Template? (*)	Yes	
G. Do you request smelter names from your suppliers? (*)	Yes	
H. Do you verify due diligence information received from your suppliers? (*)	Yes (documentation review only)	
I. Does your verification process include corrective action management? (*)	Yes	
J. Are you subject to the SEC Conflict Minerals disclosure requirement rule? (*)	Yes	

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